UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 17, 2005 (May 17, 2005)

MARQUEE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE

333-122636

77-0642885

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Item 7.01 Regulation RD Disclosure

                On May 16, 2005, Marquee Holdings Inc. (“Holdings”) announced that it has commenced an offer to exchange up to $304,000,000 aggregate principal amount at maturity of its 12% Series B Senior Discount Notes due 2014 for a like principal amount of its outstanding 12% Series A Senior Discount Notes due 2014.

                On May 17, 2005, Holdings issued a press release relating to the offer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

                (c) Exhibits

                      Exhibit 99.1 — Press Release of Marquee Holdings Inc., dated May 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS INC.

Date:	May 17, 2005	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer